CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  August 17, 2012
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2012 Green Endeavors Inc. (the “Company”) entered into an Investment Agreement (“Agreement”) with Southridge Partners II, LP (“Southridge”).  Pursuant to the Agreement, Southridge has committed to purchase up to $10,000,000 of the Company’s common stock over 36 months.  The aggregate number of shares issuable by the Company and to be purchased by Southridge under the Agreement will be determined by the purchase prices for the common stock, as determined under the terms of the Agreement.

At the same time the Company and Southridge executed and entered into a Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulation promulgated thereunder, and applicable state securities laws.

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Agreement.  The maximum amount that the Company is entitled to put in any one notice is limited to less than 4.99% of the issued and outstanding shares of common stock of the Company.  Southridge’s purchase price for each put is set at 91% of the lowest closing bid price of the common stock of the Company during the pricing period as defined in the Agreement as the period beginning on the Put Notice Date and ending on and including the date that is 5 Trading Days after such Put Notice Date.  The option to draw down on the equity line is at the sole direction of the company.

The Company will not be entitled to put shares to Southridge unless (a) there is an effective registration statement under the Securities Act to cover the sale of the shares to Southridge, (b) the Company’s common stock continues to quoted or becomes listed on a national securities exchanges, and (c) the issuance of the shares would not cause Southridge’s beneficial ownership to exceed 4.99% of the Company’s outstanding shares of common stock.

Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements with the SEC to register the sale to Southridge of shares of common stock issued or issuable under the Agreement.  The Company has agreed to file with the SEC an initial registration statement of From S-1 in order to carry out the terms of the Agreement.  The Company has agreed that the initial registration statement fails to register all of the shares necessary to fulfill its obligations under the Agreement; it will amend that registration statement or file one or more new registration statements. This registration process may continue until all shares of common stock issuable under the Agreement have been registered for sale.  In no event will the Company be obligation to register for sale more than $10,000,000 in value of its shares of common stock.

Upon the execution of the Agreement the Company paid to Southridge a $75,000 document preparation fee for preparation of the agreements referred to herein in the form of a promissory note.

The foregoing description of the Investment Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, respectively, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01  OTHER EVENTS

On September 10, 2012, the Company issued the press release attached hereto as Exhibit 99.1.

As of September 4, 2012 the number of issued and outstanding shares of the Company’s stock was 3,850,178,936.

ITEM 9.01                      Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

10.1      4        Investment Agreement

10.2      29    Registration Rights Agreement

99.1      40     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Endeavors, Inc.

Dated this 10 day of September, 2012.	By:	/s/ Richard Surber
Richard Surber
CEO & President